UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2007

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7280

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 31, 2007, Ducommun Incorporated (the “Company”) entered into key executive severance agreements, in the form attached hereto as Exhibit 99.1, with the following executive officers:

Name	Position
Joseph C. Berenato	Chairman of the Board, Chief Executive Officer and President
James S. Heiser	Vice President, General Counsel and Secretary
Gary Parkinson	Vice President, Human Resources
Samuel D. Williams	Vice President, Controller and Assistant Treasurer
Anthony J. Reardon	President, Ducommun AeroStructures, Inc.

The key executive severance agreements provide that if a change in control (as defined in the agreements) of the Company shall have occurred while an executive is an employee of the Company (or its subsidiaries), then the executive shall be entitled to receive payment in a single lump sum of an amount equal to two times the annual base salary of the executive immediately prior to the change in control and two times the target annual bonus of the executive under the Company’s Bonus Plan in effect during the year prior to the change in control. As used in the key executive severance agreements, a change in control of the Company means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934. Such a change in control is deemed conclusively to have occurred in the event of (i) certain tender offers, mergers or consolidations, (ii) the sale, exchange or transfer of substantially all of the assets of the Company, (iii) the acquisition by a person or group at any time of 50% or more, or within any 12-month period of 30% or more, of the outstanding voting securities of the Company, (iv) the approval by the shareholders of a plan of liquidation or dissolution of the Company, or (v) certain changes in the members of the Board of Directors of the Company.

In addition, the key executive severance agreements provide that if the employment of an executive is terminated without cause (as defined in the agreements), except in the event of disability, retirement or if termination of employment occurs within 90 days following a change in control, the executive shall be entitled to receive payment of his full salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of one year. In the event of certain changes in the executive’s positions or duties, certain reductions in the executive’s salary as increased from time to time, and other events as described in the agreements, then the executive shall have the right to treat such event as a termination of his employment by the Company without cause and receive the payments and benefits described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Form of Key Executive Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: January 3, 2008	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel